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                                                                   EXHIBIT 10.18

C/G

The Carbide/Graphite Group, Inc.


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One Gateway Center, 19th Floor
Pittsburgh, PA 15222-1416

(412) 562-3700

                                 March 31, 1997

Mr.  Nicholas T.  Kaiser
The Carbide/Graphite Group, Inc.
One Gateway Center
Pittsburgh, Pennsylvania 15222

Dear Nick:

          We refer to your restated employment contract with The Carbide/Graphite Group, Inc. (the "Corporation") dated as of January 1, 1995 (the "Restated Employment Agreement"). In connection with the designation of a successor as Chairman, President and Chief Executive Officer of the Corporation, you and the Corporation desire to revise your contractual relationship with the Corporation, as follows:

     1.  Salary and Severance.   Your current base salary at an annual rate of
         --------------------
$347,000 will be continued through December 31, 1997 (the "Remaining Employment Period"). During the Remaining Employment Period you will have such duties of a senior executive, nature as may be assigned to you from time to time by the Board of Directors. Commencing January 1, 1998 and for 12 months thereafter you will be paid as severance an amount equal to your current base salary in 24 equal semi-monthly installments. The consulting arrangement contemplated by Sections 1 and 4 of the Restated Employment Agreement is hereby terminated and, effective as of April 1, 1997, you will resign as Chairman, President and Chief Executive Officer of the Corporation. It is anticipated that you will continue as a director of the Corporation for at least the remainder of your current term as a director, subject to the provisions of the Corporation's charter and by-laws.

     2. Insurance Benefits. You will be entitled to the continuation of medical
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benefits at the Corporation's cost equivalent to those benefits which you are receiving on the date hereof for the Remaining Employment Period and for the three-year period commencing on
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March 31, 1997
Page 2
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January 1, 1998 (or on any earlier date of termination of employment under
Section 4 hereof) and terminating three years thereafter. The term life insurance in the amount of $1,000,000 on your life pursuant to Section 5 of the Restated Employment Agreement shall terminate upon expiration of the current policy in October 1997 and the Corporation will have no further obligation thereafter with respect to such life insurance.

     3.  Bonus and Savings Investment Plans; Stock Options.   In light of the
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severance benefits provided in Section 1 hereof, you will not be entitled to participate in the Corporation's Annual Incentive Bonus Compensation Plan for the fiscal year ending July 31, 1997 ("Fiscal 1997") or thereafter but you will be entitled to your profit sharing participation for Fiscal 1997 (but not thereafter) under, and in accordance with the terms of, the Corporation's Savings Investment Plan. You will also be entitled to retain the stock options granted to you on July 31, 1996 to acquire 7,000 shares of the Corporation's common stock subject to vesting on July 31, 1997 and the other terms and provisions of the 1995 Stock Option Plan. The remaining stock options granted to you under the 1995 Stock Option Plan which vest in July 1998 and 1999 will terminate hereby. For the Remaining Employment Period, the Corporation will provide you with an office and the use of a secretary. Until approximately September 30, 1997 you will also be entitled to the use of your present company car. All other ancillary benefits, such as club memberships and the like will terminate as of April 1, 1997 in the light of the severance arrangements provided for in Section 1 hereof.

     4. Death or Disability. In the event of your Disability or death during the
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Remaining Employment Period, the salary provided for in Section 1 shall terminate and the severance payments for a period of one year pursuant to
Section 1 (less the amount of any disability payments made by the Corporation or any Corporation plan), shall commence at that time. The term "Disability" shall have the meaning set forth in Section 6 of the Restated Employment Agreement.

     5. Confidential Information; Non-Competition. The provisions of Section 8
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of the Restated Employment Agreement (relating to confidential information and non-competition) shall be deemed incorporated in this letter agreement as though set forth herein in their entirety.

     6. Successors. (a) This letter agreement is personal to you and without the
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prior written consent of the Corporation shall not be assignable by you other than by will or the laws of descent and distribution.

        (b) This letter agreement shall inure to the benefit of and be binding upon the Corporation and its successors.
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March 31, 1997
Page 3
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     7. Miscellaneous. (a) This letter agreement shall be governed by and
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construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

        (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

               If to you:

               Nicholas T.  Kaiser
               20 Myrtle Hill
               Sewickley, Pennsylvania  15143

               If to the Corporation:

               The Carbide/Graphite Group, Inc.
               One Gateway Center, 19th Floor
               Pittsburgh, Pennsylvania  15222

               Attention:  Secretary

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

         (c) The Corporation may withhold from any amounts payable under this letter agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         (d) The Corporation's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision hereof. Your failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision hereof.

         (e) This letter agreement embodies the entire agreement between the parties with respect to the subject matter hereof and may not be changed or terminated orally.

     8.  Termination of Restated Employment Agreement.   The Restated Employment
         --------------------------------------------
Agreement is hereby terminated as of March 31, 1997 in its entirety and is superseded by this letter agreement.
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March 31, 1997
Page 4
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          If the foregoing correctly sets forth our understanding, please execute one copy of this letter agreement and return it to the Corporation, at which time it shall be a binding agreement between you and the Corporation.

                                    Very truly yours,

                                    THE CARBIDE/GRAPHITE GROUP, INC.

                                    By: /s/ Walter B. Fowler
                                       ---------------------------------------


Accepted and Agreed:

/s/  Nicholas T. Kaiser
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     Nicholas T.  Kaiser
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                                General Release
                                ---------------

Notice:  This is a very important legal document and you should carefully review
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and understand the terms and effect of this document before signing it.  By signing this General Release you are agreeing to completely release the Company, from all liability to you. Therefore, you should consult with an attorney before signing the General Release. You have 21 days from the date of the distribution of this document to consider this document. If you have not returned a signed copy of the General Release by that time, we will assume that you have elected not to sign the General Release. If you choose to sign the General Release, you will have an additional 7 days following the date of your signature to revoke the agreement and the agreement shall not become effective or enforceable until the revocation period has expired.

          In consideration of benefits to which I would not otherwise be entitled offered to me by The Carbide/Graphite Group, Inc., I hereby release and discharge The Carbide/Graphite Group, Inc., and their affiliates, parents, subsidiaries, successors, and predecessors, and all of their employees, agents officers and directors (hereinafter collectively referred to as "the Company") from any and all claims and/or causes of action, known or unknown, which I may have or could claim to have against the Company up to and including the date of may signing of this General Release. This General Release includes, but is not limited to, all claims arising from or during my employment or as a result of the termination of my employment and all claims arising under federal, state or local laws prohibiting employment discrimination based upon age, race, sex, religion, handicap, national origin or any other protected characteristic, including, but not limited, to, any and all claims arising under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, and/or claims growing out of any legal restrictions, expressed or implied, on the Company's right to control or terminate the employment of its employees.

          By signing below, I acknowledge that I have carefully read and fully understand the provisions of this General Release. I further acknowledge that I am signing this General Release knowingly and voluntarily and without duress, coercion or undue influence. I further agree that should I file a lawsuit in court which is found to be barred in whole or part by this General Release, I will pay the legal fees incurred by the Company in defending matter covered by this General Release, and all other prior or contemporaneous written or oral agreements or representations, if any, relating to the subject matter of this General Release are null and void. It is also expressly understood and agreed that the terms of this General Release may not be altered except in a writing signed by both me and the Company.

INTENDING TO BE LEGALLY BOUND, I hereby set my hand below:

WITNESSED BY:

    /s/ Nancy L. Feldbauer                   /s/ Nicholas T. Kaiser
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                                         Employee's signature



Dated:        4/15/97                    Dated:       4/15/97
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